SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

SHELRON GROUP, INC.

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(Exact name of registrant as specified in its charter)

DELAWARE	0-31176	04-2968425
---------------------------- (State or other jurisdiction of incorporation)	---------------------------- (Commission File Number)	---------------------------- (IRS Employer Identification No.)
39 Broadway Ave Suite 3010 New York, NY 10006 ---------------------------------------------------------- (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 516-620-6794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about August 9, 2012, the Registrant’s Serena Gold, LLC (“Serena”) subsidiary, entered into an Agreement of Unilateral Option for the Purchase of Mining Concessions (the “Agreement”) with Ivan Raylan (the “Seller”) pursuant to which Serena acquired the right to explore certain specified gold mining properties in the country of Chile and received a 790 day option to purchase the properties for a total purchase price of $500,000. The entire Agreement can be found in Exhibit 10.1

Neither the Registrant nor Serena had any prior relationship with the Seller.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2012	Shelron Group, Inc ---------------------------------------------
/s/ Eliron Yaron --------------------------------------------- Eliron Yaron, Chairman